(Exhibit 5)

               [LETTERHEAD OF SHAPIRO BUCHMAN PROVINE PATTON LLP]

March 20, 2002

Board of Directors
Pacific State Bancorp
1889 W. March Lane
Stockton, CA 95207

Re:   Our File No.: 30203.001

Ladies and Gentlemen:

      We are acting as counsel to Pacific State Bancorp, a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 893,012 shares of Common Stock, no par value (the "Shares"), of the Company. The Company proposes to file a registration statement on Form S-4EF (the "Registration Statement") under the Act with respect to the offering of the Shares, and to file this opinion as an exhibit thereto.

      In connection with the offering of the Shares, we have examined the Registration Statement and the Plan of Reorganization and Merger Agreement referenced in the Registration Statement and such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

      Based upon and subject to the foregoing, after having given due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the Prospectus and your delivery procedures with respect thereto fulfill all of the requirements of the Act through all periods relevant to this opinion, and (ii) all issuances of the Shares shall be in a manner complying with the terms of the Registration Statement and in compliance with Blue Sky Laws of any states having jurisdiction thereof; we are of the opinion that the Shares, when issued, will be validly issued, fully paid and nonassessable.

      Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" as having passed upon the validity of the Shares. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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March 20, 2002                                                            Page 2


      This opinion is furnished solely in connection with the Registration Statement and is not to be used for any other purpose without our prior written consent.

Sincerely,


SHAPIRO BUCHMAN PROVINE & PATTON LLP


John W. Carr